Exhibit 99.1

NEWS RELEASE

GREEN PLAINS RENEWABLE ENERGY, INC.

TO PRESENT AT INVESTOR CONFERENCE ON NOVEMBER 9, 2007

WITH LIVE WEBCAST AVAILABLE

Omaha, NE – November 2, 2007 (Market Wire) -- Green Plains Renewable Energy, Inc. (NASDAQ and AMEX: GPRE) announced today that Wayne Hoovestol, CEO, and Jerry Peters, CFO, will present at the Sanders Morris Harris Investor Growth Conference to be held at the New York City Palace Hotel on November 8-9.  Green Plains is scheduled to present on November 9, 2007 at 10:30 a.m. Eastern Time.  A live webcast of the conference presentation also will be available.

Management will provide an overview of the ethanol industry and discuss its strategy and growth plans.  The webcast will be accessible on Green Plains’ website at http://www.gpreinc.com and on SMH Capital’s website, located at http://www.smhcapital.com/events/IGC2007.html.  For those unable to access the live webcast, a replay will be available for 90 days by accessing the web addresses listed above.

With more than 400 institutional investors in attendance, the conference will feature presentations from more than 70 leading United States and United Kingdom small- and mid-cap companies representing a diverse group of industries including energy, healthcare, environmental, business services, consumer, financial services, and converging media & technology.

About Green Plains Renewable Energy, Inc.

Ethanol, which Green Plains produces from corn, is a high-octane fuel that is blended with gasoline to provide superior engine performance as well as help to reduce harmful tailpipe and greenhouse gas emissions that contribute to global warming.  Ethanol has also become a prime source of value-added income for American farmers.

Green Plains has an operating 50 million gallon ethanol plant in Shenandoah, Iowa and is currently building a second 50 million gallon ethanol facility in Superior, Iowa.  The Superior plant is anticipated to begin production sometime early in 2008.  Green Plains has entered into an agreement and plan of merger with Great Lakes Cooperative, with a closing subject to various conditions, including approval by Great Lakes’ shareholders.

In connection with the proposed merger, Green Plains intends to file with the Securities and Exchange Commission ("SEC") a Registration Statement on Form S-4 that will include a proxy statement/prospectus and other relevant materials in connection with the proposed merger.

INVESTORS AND SECURITY HOLDERS OF GREEN PLAINS AND GREAT LAKES ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GREEN PLAINS, GREAT LAKES, AND THE MERGER.

The proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Green Plains with the SEC, may be obtained free of charge at the SEC's website at www.sec.gov.  In addition, investors and security holders may obtain free copies of the documents (when they become available) filed with the SEC by Green Plains by directing a request to: Green Plains Renewable Energy, Inc., Attn: Investor Relations, 105 N. 31st Avenue, Suite 103, Omaha, Nebraska 68131.

Green Plains and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the equity holders of Great Lakes in favor of the merger. Information about the executive officers and directors of Green Plains and their ownership of Green Plains common stock is set forth in Green Plains’ Form 10-K for the fiscal year ended November 30, 2006, which was filed with the SEC on February 13, 2007, and other subsequent filings with the SEC.  Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Green Plains and its executive officers and directors in the merger by reading the proxy statement/prospectus regarding the merger when it becomes available.

About Sanders Morris Harris

Sanders Morris Harris Group (SMHG) is a financial services holding company headquartered in Houston that manages approximately $15.8 billion in client assets.  The subsidiaries and affiliates of Sanders Morris Harris Group deliver superior wealth advisory, asset management, and capital markets services to individual and institutional investors and middle-market companies.  For more information, please visit http://www.smhib.com.

This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended.  Such statements are identified by the use of words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with any discussion of future operating or financial performance.  Such statements are based on management's current expectations and are subject to various factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such forward-looking statements.  Green Plains may experience significant fluctuations in future operating results due to a number of economic conditions, including, but not limited to, competition in the ethanol industry, risks associated with plant construction and technology development, and other risk factors detailed in Green Plains' SEC filings.  Additional information with respect to these and other factors, which could materially affect Green Plains and its operations, are included on certain forms Green Plains has filed with the SEC.  Green Plains assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Company Contact:

Investor contact:

Wayne Hoovestol, Chief Executive Officer

John Baldissera

Green Plains Renewable Energy, Inc.

BPC Financial Marketing

(402) 884-8700

800-368-1217

 www.gpreinc.com

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